Exhibit 99.1

Nutanix Reports Fourth Quarter and Fiscal 2021 Financial Results

Delivers Record ACV Billings and Revenue

Drives Outperformance Across All Guided Metrics With Consistent Execution

SAN JOSE, Calif.--(BUSINESS WIRE)--September 1, 2021--Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its fourth quarter and fiscal year ended July 31, 2021.

“Our fourth quarter was a strong end to an excellent fiscal year, which was marked by consistent execution and solid progress across both financial and strategic objectives,” said Rajiv Ramaswami, President and CEO of Nutanix. “We have entered our fiscal 2022 with good momentum and a solid plan for growth, executing on the model we laid out at Investor Day and delivering on our vision of making clouds invisible.”

“We achieved records across a number of key metrics in the fourth quarter, including ACV billings and revenue, which grew 26 and 19 percent year over year, respectively,” said Duston Williams, CFO of Nutanix. “In fiscal 2022, we expect our growing base of low-cost renewals will drive further improvements in top and bottom line performance.”

Fourth Quarter Fiscal 2021 Financial Summary

	Q4 FY’21	Q4 FY’20	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$176.3 million	$139.9 million	26%
Annual Recurring Revenue (ARR)[2]	$878.7 million	$481.3 million	83%
Run-rate Annual Contract Value (ACV)[3]	$1.54 billion	$1.22 billion	26%
Average Contract Term[4]	3.4 years	3.8 years	(0.4) year
Revenue[5]	$390.7 million	$327.9 million	19%
GAAP Gross Margin	79.9%	79.6%	30 bps
Non-GAAP Gross Margin	82.9%	83.0%	(10) bps
GAAP Operating Expenses	$454.1 million	$432.3 million	5%
Non-GAAP Operating Expenses	$372.5 million	$345.8 million	8%
Free Cash Flow	$(42.2) million	$(13.8) million	$(28.4) million

Fiscal 2021 Financial Summary

	FY’21	FY’20	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$594.3 million	$505.2 million	18%
Annual Recurring Revenue (ARR)[2]	$878.7 million	$481.3 million	83%
Run-rate Annual Contract Value (ACV)[3]	$1.54 billion	$1.22 billion	26%
Average Contract Term[4]	3.4 years	3.8 years	(0.4) year
Revenue[5]	$1.39 billion	$1.31 billion	7%
GAAP Gross Margin	79.1%	78.1%	100 bps
Non-GAAP Gross Margin	82.3%	81.3%	100 bps
GAAP Operating Expenses	$1.76 billion	$1.85 billion	(5)%
Non-GAAP Operating Expenses	$1.43 billion	$1.52 billion	(6)%
Free Cash Flow	$(158.5) million	$(249.4) million	$90.9 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

Recent Company Highlights

  Formed Strategic Partnership with Red Hat to Deliver Open Hybrid Multicloud Solutions: Red Hat and Nutanix announced a strategic partnership to enable a solution for building, scaling and managing cloud-native applications on premises and in hybrid clouds. The collaboration enables installation, interoperability and management of Red Hat OpenShift and Red Hat Enterprise Linux with Nutanix Cloud Platform, including Nutanix AOS and AHV.
  Expanded Partnership with Hewlett Packard Enterprise (HPE) to Deliver New Database as a Service Offering Through HPE Greenlake: Nutanix and HPE announced an expanded partnership in which Nutanix’s Era multi-database operations and management solution will be bundled with HPE ProLiant servers, as a service through HPE GreenLake, in addition to its core cloud platform which is already a part of the Greenlake solution.
  Released its Inaugural ESG Report: The report is available in the ESG section of the Nutanix Investor Relations website or can be accessed directly here.
  Elected Virginia Gambale Chair of the Board: Ms. Gambale has served on the Nutanix Board of Directors since June 2020 and on public company boards for more than 20 years across a variety of industries, including technology.
  Announced Details for .NEXT 2021: The digital .NEXT user conference, Nutanix’s signature customer experience, will be held September 20 through 23. Registration details can be found at www.nutanix.com/next.

First Quarter Fiscal 2022 Outlook

ACV Billings	$172 - $177 million
Non-GAAP Gross Margin	Approximately 81.5%
Non-GAAP Operating Expenses	$365 - $370 million
Weighted Average Shares Outstanding	Approximately 216 million

Supplementary materials to this press release, including our fourth quarter and fiscal year 2021 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s fourth quarter and fiscal year 2021 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. To listen to the call via telephone, dial 1-833-227-5841 from within the United States or 1-647-689-4068 from outside the United States. The conference ID is 3574479. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on our Investor Relations website. A telephonic replay will be available for one week and can be accessed by calling 1-800-585-8367 or 1-416-621-4642, and entering the conference ID 3574479.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period. ACV Billings is the sum of New ACV Billings and Renewals ACV Billings.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3Run-rate ACV, at the end of any period, is the sum of ACV for all contracts that are in effect as of the end of that period. For the purposes of this calculation, the Company assumes that the contract term begins on the date a contract is booked, irrespective of the periods in which the Company would recognize revenue for such contract.

4Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

5Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix’s ongoing transition to a subscription-based business model.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, subscription revenue, subscription billings, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Run-rate Annual Contract Value (or Run-rate ACV). In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment of operating lease-related assets, the change in fair value of the derivative liability, the amortization of the debt discount and issuance costs, non-cash interest expense, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. Subscription revenue and subscription billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. ACV Billings and Run-rate ACV are performance measures that we believe provide useful information to our management and investors as they allow us to better track the topline growth of our business during our transition to a subscription-based business model because they take into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash provided by (used in) operating activities, respectively; subscription revenue is not a substitute for total revenue; and subscription billings is not a substitute for subscription revenue. There is no GAAP measure that is comparable to ACV Billings, ARR, or Run-rate ACV, so we have not reconciled the ACV Billings, ARR, or Run-rate ACV numbers included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Provided By (Used In) Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, vision, objectives, and outlook, including our growth plan and vision of making clouds invisible, as well as our ability to execute thereon successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results, including our expectation that in our fiscal year ending July 31, 2022 our growing base of low-cost renewals will drive further improvements in top and bottom line performance; our plans for, and the timing of, any current and future business model transitions, including our ongoing transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transitions successfully and in a timely manner, and the short-term and long-term impacts of such transitions on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; the timing and potential impact of the COVID-19 pandemic on the global market environment and the IT industry, as well as on our business, operations and financial results, including the changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof; and our guidance on estimated ACV Billings, non-GAAP gross margin, non-GAAP operating expenses, and weighted average shares outstanding for any future fiscal periods.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; delays or unexpected accelerations in our current and future business model transitions; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020, filed with the U.S. Securities and Exchange Commission, or the SEC, on September 23, 2020, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2021 and April 30, 2021, filed with the SEC on March 4, 2021 and June 3, 2021, respectively. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making clouds invisible, freeing customers to focus on their business outcomes. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their hybrid multicloud environments. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2021 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31, 2020	July 31, 2021
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$318,737	$285,723
Short-term investments	401,041	928,006
Accounts receivable, net	242,516	180,781
Deferred commissions—current	68,694	110,935
Prepaid expenses and other current assets	63,032	56,816
Total current assets	1,094,020	1,562,261
Property and equipment, net	143,172	131,621
Operating lease right-of-use assets	127,326	105,903
Deferred commissions—non-current	146,834	232,485
Intangible assets, net	49,392	32,012
Goodwill	185,260	185,260
Other assets—non-current	22,543	27,954
Total assets	$1,768,547	$2,277,496
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$54,029	$47,056
Accrued compensation and benefits	109,109	162,337
Accrued expenses and other current liabilities	25,924	39,404
Deferred revenue—current	534,572	636,421
Operating lease liabilities—current	36,569	42,670
Total current liabilities	760,203	927,888
Deferred revenue—non-current	648,869	676,502
Operating lease liabilities—non-current	116,794	86,599
Convertible senior notes, net	490,222	1,055,694
Derivative liability	—	500,175
Other liabilities—non-current	27,436	42,679
Total liabilities	2,043,524	3,289,537
Stockholders’ deficit:
Common stock	5	5
Additional paid-in capital	2,245,180	2,615,317
Accumulated other comprehensive income	2,030	(8)
Accumulated deficit	(2,522,192)	(3,627,355)
Total stockholders’ deficit	(274,977)	(1,012,041)
Total liabilities and stockholders’ deficit	$1,768,547	$2,277,496

NUTANIX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2020	2021	2020	2021
	(in thousands, except per share data)
Revenue:
Product	$179,075	$202,946	$765,822	$705,804
Support, entitlements and other services	148,799	187,774	541,860	688,560
Total revenue	327,874	390,720	1,307,682	1,394,364
Cost of revenue:
Product (1)(2)	13,413	15,793	71,312	55,287
Support, entitlements and other services (1)	53,558	62,726	215,377	236,619
Total cost of revenue	66,971	78,519	286,689	291,906
Gross profit	260,903	312,201	1,020,993	1,102,458
Operating expenses:
Sales and marketing (1)(2)	264,453	270,789	1,160,389	1,052,508
Research and development (1)	135,338	140,658	553,978	556,950
General and administrative (1)	32,464	42,642	135,547	153,782
Total operating expenses	432,255	454,089	1,849,914	1,763,240
Loss from operations	(171,352)	(141,888)	(828,921)	(660,782)
Other expense, net	(9,757)	(211,610)	(26,300)	(354,991)
Loss before provision for income taxes	(181,109)	(353,498)	(855,221)	(1,015,773)
Provision for income taxes	4,239	4,684	17,662	18,487
Net loss	$(185,348)	$(358,182)	$(872,883)	$(1,034,260)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.93)	$(1.68)	$(4.48)	$(5.01)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	200,150	212,612	194,719	206,475
_________________________________________
(1)	Includes the following stock-based compensation expense:
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2020	2021	2020	2021
	(in thousands)
Product cost of revenue	$1,397	$1,569	$5,334	$6,023
Support, entitlements and other services cost of revenue	6,164	6,598	22,014	24,460
Sales and marketing	33,878	29,814	126,015	122,815
Research and development	39,768	36,109	153,252	150,856
General and administrative	11,654	15,517	45,383	54,391
Total stock-based compensation expense	$92,861	$89,607	$351,998	$358,545
(2)	Includes the following amortization of intangible assets:
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2020	2021	2020	2021
	(in thousands)
Product cost of revenue	$3,695	$3,694	$14,777	$14,776
Sales and marketing	650	651	2,603	2,604
Total amortization of intangible assets	$4,345	$4,345	$17,380	$17,380

NUTANIX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended July 31,
	2020	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(872,883)	$(1,034,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	93,773	94,373
Stock-based compensation	351,998	358,545
Change in fair value of derivative liability	—	269,265
Amortization of debt discount and issuance costs	31,313	63,859
Operating lease cost, net of accretion	30,374	34,757
Impairment of lease-related assets	3,002	1,420
Non-cash interest expense	—	16,074
Other	324	6,380
Changes in operating assets and liabilities:
Accounts receivable, net	4,334	64,483
Deferred commissions	(61,816)	(127,891)
Prepaid expenses and other assets	10,089	4,057
Accounts payable	(16,574)	(5,762)
Accrued compensation and benefits	18,765	50,916
Accrued expenses and other liabilities	3,400	14,824
Operating leases, net	(28,394)	(37,582)
Deferred revenue	272,410	126,732
Net cash used in operating activities	(159,885)	(99,810)
Cash flows from investing activities:
Maturities of investments	645,828	784,176
Purchases of investments	(607,194)	(1,392,737)
Sales of investments	75,413	70,055
Purchases of property and equipment	(89,488)	(58,647)
Net cash provided by (used in) investing activities	24,559	(597,153)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	57,797	65,766
Proceeds from the issuance of convertible notes, net of issuance costs	—	723,617
Repurchases of common stock	—	(125,079)
Payment of finance lease obligations	—	(459)
Net cash provided by financing activities	57,797	663,845
Net decrease in cash, cash equivalents and restricted cash	$(77,529)	$(33,118)
Cash, cash equivalents and restricted cash—beginning of period	399,520	321,991
Cash, cash equivalents and restricted cash—end of period	$321,991	$288,873
Restricted cash (1)	3,254	3,150
Cash and cash equivalents—end of period	$318,737	$285,723
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$16,625	$16,639
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$4,630	$12,832
Finance lease liabilities arising from obtaining right-of-use assets	$—	$8,299
_________________________________________
(1)	Included within other assets—non-current in the consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2020	2021	2020	2021
	(in thousands)
Total revenue	$327,874	$390,720	$1,307,682	$1,394,364
Change in deferred revenue	60,636	38,768	272,410	126,732
Total billings	$388,510	$429,488	$1,580,092	$1,521,096
Disaggregation of Revenue and Billings
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2020	2021	2020	2021
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$284,777	$352,178	$1,030,180	$1,243,621
Non-portable software revenue	29,539	12,945	208,158	71,390
Hardware revenue	1,403	3,234	23,455	6,259
Professional services revenue	12,155	22,363	45,889	73,094
Total revenue	$327,874	$390,720	$1,307,682	$1,394,364
Disaggregation of billings:
Subscription billings	$340,633	$390,290	$1,276,413	$1,354,155
Non-portable software billings	29,539	12,945	208,158	71,390
Hardware billings	1,403	3,234	23,455	6,259
Professional services billings	16,935	23,019	72,066	89,292
Total billings	$388,510	$429,488	$1,580,092	$1,521,096

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings, Annual Recurring Revenue and Run-rate Annual Contract Value
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2020	2021	2020	2021
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$139,942	$176,251	$505,179	$594,292
Annual Recurring Revenue (ARR)	$481,250	$878,733	$481,250	$878,733
Run-rate Annual Contract Value (Run-rate ACV)	$1,219,965	$1,535,360	$1,219,965	$1,535,360
Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional
Services Billings
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2020	2021	2020	2021
	(in thousands)
Subscription revenue	$284,777	$352,178	$1,030,180	$1,243,621
Change in subscription deferred revenue	55,856	38,112	246,233	110,534
Subscription billings	$340,633	$390,290	$1,276,413	$1,354,155

Professional services revenue	$12,155	$22,363	$45,889	$73,094
Change in professional services deferred revenue	4,780	656	26,177	16,198
Professional services billings	$16,935	$23,019	$72,066	$89,292

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Three Months Ended July 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Three Months Ended July 31, 2021
	(in thousands, except percentages and per share data)
Gross profit	$312,201	$8,167	$3,694	$(274)	$—	$—	$—	$—	$323,788
Gross margin	79.9%	2.1%	1.0%	(0.1)%	—	—	—	—	82.9%
Operating expenses:
Sales and marketing	270,789	(29,814)	(651)	—	—	—	—	—	240,324
Research and development	140,658	(36,109)	—	1,128	—	—	—	—	105,677
General and administrative	42,642	(15,517)	—	—	(622)	—	—	—	26,503
Total operating expenses	454,089	(81,440)	(651)	1,128	(622)	—	—	—	372,504
Loss from operations	(141,888)	89,607	4,345	(1,402)	622	—	—	—	(48,716)
Net loss	$(358,182)	$89,607	$4,345	$(1,402)	$622	$187,912	$22,424	$(756)	$(55,430)
Weighted shares outstanding, basic and diluted	212,612								212,612
Net loss per share, basic and diluted	$(1.68)	$0.42	$0.02	$(0.01)	$-	$0.88	$0.11	$-	$(0.26)
_________________________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Recovery of lease-related asset impairment charges
(4)	Other
(5)	Change in fair value of derivative liability
(6)	Amortization of debt discount and issuance costs and non-cash interest expense
(7)	Income tax effect primarily related to stock-based compensation expense
	GAAP	Non-GAAP Adjustments							Non-GAAP
	Fiscal Year Ended July 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Fiscal Year Ended July 31, 2021
	(in thousands, except percentages and per share data)
Gross profit	$1,102,458	$30,483	$14,776	$13	$—	$—	$—	$—	$1,147,730
Gross margin	79.1%	2.2%	1.0%	—	—	—	—	—	82.3%
Operating expenses:
Sales and marketing	1,052,508	(122,815)	(2,604)	—	—	—	—	—	927,089
Research and development	556,950	(150,856)	—	(1,407)	—	—	—	—	404,687
General and administrative	153,782	(54,391)	—	—	(2,407)	—	—	—	96,984
Total operating expenses	1,763,240	(328,062)	(2,604)	(1,407)	(2,407)	—	—	—	1,428,760
Loss from operations	(660,782)	358,545	17,380	1,420	2,407	—	—	—	(281,030)
Net loss	$(1,034,260)	$358,545	$17,380	$1,420	$2,407	$269,265	$79,933	$743	$(304,567)
Weighted shares outstanding, basic and diluted	206,475								206,475
Net loss per share, basic and diluted	$(5.01)	$1.74	$0.08	$0.01	$0.01	$1.30	$0.39	$-	$(1.48)
_________________________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Change in fair value of derivative liability
(6)	Amortization of debt discount and issuance costs
(7)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended July 31, 2020	(1)	(2)	(3)	(4)	(5)	Three Months Ended July 31, 2020
	(in thousands, except percentages and per share data)
Gross profit	$260,903	$7,561	$3,695	$—	$—	$—	$272,159
Gross margin	79.6%	2.3%	1.1%	—	—	—	83.0%
Operating expenses:
Sales and marketing	264,453	(33,878)	(650)	—	—	—	229,925
Research and development	135,338	(39,768)	—	—	—	—	95,570
General and administrative	32,464	(11,654)	—	(520)	—	—	20,290
Total operating expenses	432,255	(85,300)	(650)	(520)	—	—	345,785
Loss from operations	(171,352)	92,861	4,345	520	—	—	(73,626)
Net loss	$(185,348)	$92,861	$4,345	$520	$8,023	$605	$(78,994)
Weighted shares outstanding, basic and diluted	200,150						200,150
Net loss per share, basic and diluted	$(0.93)	$0.47	$0.02	$-	$0.04	$0.01	$(0.39)
_________________________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and debt issuance costs
(5)	Income tax effect primarily related to stock-based compensation expense
	GAAP	Non-GAAP Adjustments						Non-GAAP
	Fiscal Year Ended July 31, 2020	(1)	(2)	(3)	(4)	(5)	(6)	Fiscal Year Ended July 31, 2020
	(in thousands, except share and per share data)
Gross profit	$1,020,993	$27,348	$14,777	$537	$—	$—	$—	$1,063,655
Gross margin	78.1%	2.1%	1.1%	—	—	—	—	81.3%
Operating expenses:
Sales and marketing	1,160,389	(126,015)	(2,603)	—	—	—	—	1,031,771
Research and development	553,978	(153,252)	—	(2,465)	—	—	—	398,261
General and administrative	135,547	(45,383)	—	—	(1,499)	—	—	88,665
Total operating expenses	1,849,914	(324,650)	(2,603)	(2,465)	(1,499)	—	—	1,518,697
Loss from operations	(828,921)	351,998	17,380	3,002	1,499	—	—	(455,042)
Net loss	$(872,883)	$351,998	$17,380	$3,002	$1,499	$31,313	$1,845	$(465,846)
Weighted shares outstanding, basic and diluted	194,719							194,719
Net loss per share, basic and diluted	$(4.48)	$1.80	$0.09	$0.02	$0.01	$0.16	$0.01	$(2.39)
_________________________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Amortization of debt discount and issuance costs
(6)	Income tax effect primarily related to stock-based compensation expense

Reconciliation of GAAP Net Cash Provided By (Used In) Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2020	2021	2020	2021
	(in thousands)
Net cash provided by (used in) operating activities	$3,630	$(24,630)	$(159,885)	$(99,810)
Purchases of property and equipment	(17,415)	(17,536)	(89,488)	(58,647)
Free cash flow	$(13,785)	$(42,166)	$(249,373)	$(158,457)

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com